UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2010, Richardson Electronics, Ltd. (the “Company”) and certain of its subsidiaries entered into a Sixth Amendment (the “Credit Agreement Amendment”) to the Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, certain of its subsidiaries, the lenders party thereto, and JP Morgan Bank, N.A., as administrative agent.

The Credit Agreement Amendment increases the Aggregate Commitment for the revolving credit facility under the Credit Agreement from $20 million to $40 million and extends the termination date of the Credit Agreement from October 31, 2010, to May 31, 2013, or any earlier date on which the Aggregate Commitment is reduced to zero or the Credit Agreement is otherwise terminated pursuant to its terms. The Credit Agreement Amendment also requires the Company to maintain a leverage ratio of less than 2.5 to 1.0 at all times after March 1, 2008.

The Credit Agreement Amendment permits the Company to redeem all of its outstanding 7 3 /4% Convertible Senior Subordinated Notes due 2011 (the “Notes”) provided that no default or unmatured default under the Credit Agreement has occurred and is continuing on the date of the redemption and provided further that the representations and warranties contained in the Credit Agreement are true and correct on the date of the redemption and will remain true and correct after giving effect to the redemption.

The Company will use proceeds from the Credit Agreement to redeem the Notes, as described under Item 2.04 below, and for general corporate purposes.

This description of the Credit Agreement Amendment is qualified in its entirety by the text of the Credit Agreement Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 1, 2010, the Company notified the holders of the Notes that it has elected to redeem all $19,517,000 of the aggregate outstanding principal amount of the Notes. The Notes will be redeemed on June 11, 2010 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. The Notes were issued pursuant to the Indenture, dated as of February 14, 2005, by and between the Company and Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (as successor to JPMorgan Trust Company, National Association), in the original aggregate principal amount of $44,683,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sixth Amendment to Revolving Credit Agreement, dated as of May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: June 2, 2010	By:	/S/ KATHLEEN S. DVORAK
	Name:	Kathleen S. Dvorak
	Title:	Executive Vice President, Chief Financial Officer